UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 9, 2005

Premier Exhibitions, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-24452	20-1424922

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (404) 842-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On July 9, 2005, Gerald Couture, the Chief Financial Officer of Premier Exhibitions, Inc. (the “Company”), passed away following a brief battle with cancer.

     On July 13, 2005, the Company’s Board of Directors appointed Arnie Geller to serve as the Company’s interim Chief Financial Officer until a search for a permanent replacement for Mr. Couture is completed. Mr. Geller, age 64, has been a member of the Company’s Board of Directors since May 1999 and has served as the Company’s President and Chief Executive Officer since November 1999. Mr. Geller previously served as the Company’s President from May 1993 to May 1995. Mr. Geller was a self-employed corporate consultant prior to his appointment as our President and Chief Executive Officer in November 1999. Mr. Geller intends to step down from the position of Chief Financial Officer following the completion by the Board of Directors of its search for a full-time Chief Financial Officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: July 13, 2005	By:	/s/ Arnie Geller

Arnie Geller President, Chief Executive Officer and Chief Financial Officer